Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

GAN Limited

Irvine, California

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 24, 2020, except for Note 22(b), which is December 4, 2020, relating to the consolidated financial statements of GAN Limited, which appears in the Company’s Registration Statement on Form F-1 (No. 333-251163), which is incorporated by reference in this Registration Statement.

/s/ BDO LLP

BDO LLP

London, United Kingdom

February 12, 2021